                                                                        APPENDIX


                   DISCLOSURE OF FOURTH QUARTER 2001 ESTIMATES

This narrative sets forth current estimates of operating and financial data for the quarter ending December 31, 2001. All of the assumptions upon which these estimates are based constitute FORWARD LOOKING STATEMENTS within the meaning of
Section 27 A of the Securities Act of 1933, Section 21 E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward looking statements are based on reasonable assumptions, a number of factors could affect the future results of the Company or the offshore oilfield industry generally, and could cause actual results to differ materially from those estimated. Those factors are set forth in more detail in our Form 10-K Annual Report filed with the Securities and Exchange Commission, to which the reader is referred.


FOURTH QUARTER

      o VESSEL AVAILABILITY: No regulatory inspections or significant repairs are scheduled in the fourth quarter. Construction of the Q4000 and conversion of the Sea Sorceress are expected to be completed near the end of Q1 of 2002.

      o CONTRACTING REVENUES: Should range from $35 million to $40 million in contrast to $39 million in Q3 and $30 million in the same period of 2000. Laying the pipeline at Nansen/Boomvang, a major Q4 project for Cal Dive, involves the subcontract of the pipelay vessel as the Sea Sorceress will not be available.

      o WEATHER CONDITIONS: Weather is always a wild card in the fourth quarter. An unusual number of severe winter fronts rolling through the Gulf of Mexico could restrict anticipated vessel utilization and negatively impact contracting revenues.

      o GAS & OIL PRODUCTION: 2.5 to 2.9 BCFe, down from 3.3 in the third quarter, due to the normal decline curve of our portfolio of mature properties.

      o MARGINS: Consolidated margins are expected to vary from the 26% of Q3 to as high as 30%, given the expected profitability of DP fleet projects scheduled for Q4 and a good backlog of Shelf construction work carried into the quarter.

      o SG&A: Should run between $5.0 million and $5.5 million, down from $6.5 million in Q4 a year ago, when high commodity prices produced record ERT bonuses.

      o TAX RATE: Provided at 35%, consistent with prior quarters, although we continue to expect that the tax treatment of the Q4000 will result in our not paying any federal income taxes in 2001.

      o SHARES OUTSTANDING: 33.0 million to 33.3 million fully diluted shares.

      o EPS: Diluted earnings per share are projected in a range of 13 to 17 cents.

SEPTEMBER 11, 2001

It appeared that the government took control of the satellites that positioned our DP fleet for a short period during the day of the WTC attack; offshore supply vessel activity was restricted in the following two days. Neither of these instances had a significant impact upon the third quarter nor are they expected to recur. The fourth quarter forecast reflects the long held industry assumption that "the oil will always flow." The WTC attack highlights the national security risk of importing 60% of our oil, much of it from countries espousing the annihilation of the United States. The Energy Plan proposed by President Bush emphasizes the need for expanded levels of domestic exploration, including access to previously restricted areas. Cal Dive would benefit should this open additional offshore areas for development.

2001 THIRD QUARTER REPORT
                                                                November 1, 2001

TO OUR SHAREHOLDERS:

The countercyclical nature of our two major business lines was evident in Q3 as the marine construction segment provided two-thirds of the quarter's profitability in contrast to only 17% a year ago. This unique business balancing strategy, which includes the use of production contracting as a hedge to oilfield industry downturns, resulted in your company again being named by Forbes magazine as one of the best 200 small companies in America. This award, which recognizes performance over a five year period, is especially noteworthy given the malaise which has impacted the oil and gas and offshore markets since 1998. Energy industry analysts appear uncertain regarding the direction of commodity prices and the 2002 profit outlook for oilfield service companies. In the midst of this uncertainty we continue to patiently execute a strategy that has been in place since 1996. The recently announced acquisition of a world class construction mono-hull, the Eclipse, will double the number of DP vessels which CDI offers next year and bring our total offshore fleet to 22 vessels versus just 10 in 1996. Our toolbox of Deepwater vessels is now full; we hope to complete the final elements of our expansion strategy during Q4.

FINANCIAL HIGHLIGHTS

Q3 earnings were in line with our expectations and assure that Cal Dive will establish an all-time earnings record in 2001, despite falling commodity prices throughout the second half of the year.

                                                   THIRD QUARTER                                  NINE MONTHS
                                    ---------------------------------------       ---------------------------------------
                                                                  INCREASE
                                        2001           2000      (DECREASE)           2001            2000       INCREASE
                                    -----------    -----------   ----------       ------------    ------------   --------
REVENUES                            $51,570,000    $49,707,000       4%           $158,838,000    $129,717,000      22%
NET INCOME                            5,244,000      7,686,000      (32%)           23,564,000      14,560,000      62%
DILUTED EARNINGS PER SHARE                 0.16           0.24      (33%)                 0.71            0.45      58%

* REVENUES: Subsea and Salvage volume increased by 50% with that improvement coming in all water depths where our vessels operate: Deepwater (the DP fleet), mid-water Gulf (saturation vessels) and the shallow market served by Aquatica. Conversely, natural gas and oil production declined by 48% due to lower commodity prices and production levels.

* MARGINS: 26% compares to 35% last year when ERT margins were a gaudy 61%. Subsea and Salvage margins improved dramatically, increasing from only 10% a year ago to 24% in Q3.

* SG&A: $5.0 million is identical to the prior year; we have effectively offset the impact of the salary increases discussed last quarter by continuing to hammer on all aspects of controllable costs.

* LIQUIDITY: EBITDA of $16.7 million (32% of Q3 revenue) lifted the nine-month total to $63.4 million. That level of cash generation, coupled with a second MARAD draw of $38.5 million during Q3, has enabled the company to fund $116 million of capital expenditures thus far in 2001. We have paid $132 million of Q4000 construction costs from inception to date while drawing only $78 million on the MARAD loan facility.

OPERATIONAL HIGHLIGHTS

* DP FLEET: Achieved 85% utility even though we lost a number of days to scheduled repairs and transit to and from Mexican waters; this compares to only 47% utilization in Q3 last year. During the quarter the WITCH QUEEN completed 14 consecutive months working in Mexican waters. After undergoing much needed routine maintenance, she will transit to Trinidad for the balance of the year. The MYSTIC VIKING took over the role formerly handled by the Witch Queen, working with Horizon/Pemex in Mexico. The MERLIN wrapped up the long-running ROV support contract working in support of the Allseas Lorelay pipelay vessel; through nine months the Merlin improved her contribution to gross profit by $1.3 million over the prior year. After completing the final phase of the power system upgrade earlier than anticipated, the UNCLE JOHN demonstrated her versatility by picking up the overflow from several projects bid for our saturation vessels. She then spent the balance of the quarter tying in new production from two ExxonMobil fields (Madison and Marshall) to the Diana spar. After positioning the vessel alongside the spar with saturation and surface divers and two ROVs onboard, we installed two 200 foot-long, hull-mounted risers onto the spar. We then added two 35 foot-long spool pieces between the hull-mounted and existing steel catenary risers. While on location the Uncle John was also called upon to install three flying leads in water depths of 4,800 feet.

* HORIZON ALLIANCE: Revenues of the CDI dive support vessels that work the Outer Continental Shelf (exclusive of Aquatica) improved 20% over Q3 last year with virtually all of this in support of Horizon Offshore pipelay activity (including CDI providing all Horizon barge diving services this year). Our interaction with Horizon is multi-faceted, including operations in addition to these revenues which flow from the formal alliance to provide services on the OCS. For example, much of our work in Mexican waters has been subcontracted from Horizon. Looking to the future, we have essentially completed construction of the jointly owned Deepwater pipelay equipment which will be installed on the Sea Sorceress and be available through our joint venture, Deepsea Pipeline Contractors.

* AQUATICA: Our strength in this market segment is highlighted by $10.5 million of Q3 revenues, an increase of 87% over the same period of the prior year. This increase in volume enabled the subsidiary to double its gross profit contribution. Margins of 32% remain at the same level as last quarter and compare to 30% in Q3 of 2000. Achieving this growth and strong margins in the face of a contracting market is a result of the call-out nature of the work and our effectively managing a significant volume of small jobs - we completed 200 projects in Q3 alone!

* ERT: What a difference a year makes. The current collapse in the commodity markets contrasts to the exuberance of Q3 in 2000 when natural gas prices were rapidly accelerating. Our average realized natural gas price was $2.82 in the latest quarter in contrast to $4.31 a year ago; oil was down $5.00/bbl to $25.60 from $30.60 in 2000. Production of 3.29 BCFe was at the high end of our expectation as the ERT management group has done an outstanding job exploiting the value of our existing property base. A year ago we generated 4.2 BCFe as a result of the large EEX acquisition. Oil represented 33% of Q3 production, up from 25% in the same period a year ago. The silver lining of falling commodity prices is that we are in an acquisition phase and should be loading a lot of hay into the barn to carry us through the next two years until Gunnison production comes on stream.

* GUNNISON: Operator Kerr McGee recently announced sanction of this significant Deepwater development which encompasses three Garden Bank fields (Gunnison, Durango and Dawson). As it became apparent that Gunnison is a "crown jewel" discovery, the exploratory phase was expanded to ensure field delineation. As a result, the limited partnership that assumed the exploratory risk funded $21.5 million of drilling costs, considerably above the initial $15 million estimate. Cal Dive's share of the ensuing project development costs is estimated in a range of $100 million to $110 million with over half of that for construction of the spar (which we expect to fund with an attractive financing vehicle). When the field begins production in 2004 it is currently expected to generate average annual earnings of 65 to 70 cents per CDIS share over the initial three years.

* FORECAST: While weather typically reduces fourth quarter marine construction activity, our DP fleet has a significant backlog of work at solid margins and customers are scrambling to complete what remains of the Shelf 2001 construction season before the onset of winter. Accordingly, we expect that earnings will range from 13 to 17 cents and thus may match Q3.

Respectfully submitted,


 /s/ OWEN E. KRATZ           /s/ MARTIN R. FERRON       /s/ S. JAMES NELSON, JR.
 -----------------           --------------------       ------------------------
   Owen E. Kratz               Martin R. Ferron           S. James Nelson, Jr.
      Chairman                    President                  Vice Chairman
Chief Executive Officer    Chief Operating Officer

                          CAL DIVE INTERNATIONAL, INC.

---------------------------------------------------------------------------------------------------------------
                               COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended Sept. 30,    Nine Months Ended Sept. 30,
                                                    -----------------------------------------------------------
(000's omitted, except per share data)                  2001          2000       |       2001           2000
---------------------------------------------------------------------------------------------------------------
Net Revenues:                                                                    |
          Subsea and Salvage                          $39,356       $26,274      |     $103,215        $80,582
          Natural Gas and Oil Production               12,214        23,433      |       55,623         49,135
                                                    -----------------------------------------------------------
             Total Revenues                            51,570        49,707      |      158,838        129,717
Cost of Sales:                                                                   |
          Subsea and Salvage                           30,025        23,437      |       78,849         70,197
          Natural Gas and Oil Production                8,338         9,084      |       27,610         23,519
                                                    -----------------------------------------------------------
Gross Profit                                           13,207        17,186      |       52,379         36,001
          Selling and Administrative                    4,969         5,032      |       15,439         14,281
          Interest (Income), net & Other                  170           391      |          763           (326)
                                                    -----------------------------------------------------------
Income Before Income Taxes                              8,068        11,763      |       36,177         22,046
          Income Tax Provision                          2,824         4,077      |       12,613          7,486
                                                    -----------------------------------------------------------
Net Income                                             $5,244        $7,686      |      $23,564        $14,560
                                                    ===========================================================
                                                                                 |
Other Financial Data:                                                            |
          Depreciation and Amortization:                                         |
             Subsea and Salvage                        $4,027        $2,857      |      $10,774         $8,651
             Natural Gas and Oil Production             4,476         6,161      |       16,546         13,598
          EBITDA (1)                                   16,401        20,771      |       63,426         43,838
                                                    ===========================================================
                                                                                 |
Weighted Avg. Shares Outstanding:                                                |
          Basic                                        32,551        31,506      |       32,443         31,384
          Diluted                                      33,006        32,366      |       33,083         32,202
                                                    ===========================================================
                                                                                 |
Earnings Per Common Share:                                                       |
          Basic                                         $0.16         $0.24      |        $0.73          $0.46
          Diluted                                       $0.16         $0.24      |        $0.71          $0.45
                                                    ===========================================================

(1) The Company calculates EBITDA as earnings before net interest expense, taxes, depreciation and amortization. EBITDA is a supplemental financial measurement used by CDI and investors in the marine construction industry in the evaluation of its business.

------------------------------------------------------------------------------------------------------------------------------------
                                       COMPARATIVE CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                              |  LIABILITIES & SHAREHOLDERS' EQUITY
(000'S omitted)                     Sept. 30, 2001   Dec. 31, 2000  |                                 Sept. 30, 2001   Dec. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
Current Assets:                                                     |  Current Liabilities:
          Cash and cash equivalents    $38,343         $47,462      |          Accounts payable          $ 31,680        $ 25,461
          Accounts receivable           51,241          44,826      |          Accrued liabilities         18,868          21,435
          Income tax receivable              0          10,014      |          Income tax payable               0               0
          Other current assets          20,571          20,975      |          Current Mat of L-T Debt      1,500               0
------------------------------------------------------------------------------------------------------------------------------------
Total Current Assets                   110,155         123,277      |  Total Current Liabilities           52,048          46,896
                                                                    |
                                                                    |  Long-Term Debt                      77,083          40,054
Net Property & Equipment               290,941         198,542      |  Deferred Income Taxes               48,280          38,272
Goodwill                                15,156          12,878      |  Decommissioning Liabilities         28,668          27,541
Other Assets                            12,985          12,791      |  Shareholders' Equity               223,158         194,725
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                          $429,237        $347,488      |  Total Liabilities & Equity        $429,237        $347,488
====================================================================================================================================

This report and press release include certain statements that may be deemed "forward looking statements" under applicable law. Forward looking statements are not statements of historical fact and such statements are not guarantees of future performance or events and involve risks and assumptions that could cause actual results to vary materially from those predicted, including among other things, unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, weather conditions in offshore markets, change in site conditions, and capital expenditures by customers. The Company strongly encourages readers to note that some or all of the assumptions upon which such forward looking statements are based are beyond the Company's ability to control or estimate precisely and may in some cases be subject to rapid and material change.